Exhibit 14

ARTICLES OF MERGER

OF

PROTECTIVE LIFE INSURANCE COMPANY

AND

CHASE INSURANCE LIFE AND ANNUITY COMPANY

Pursuant to TENN. CODE ANN. 56-10-107, Protective Life Insurance Company (“Protective Life”), a Tennessee corporation, and Chase Insurance Life and Annuity Company, an Illinois corporation (“Chase Life”), hereby execute the following Articles of Merger.

ARTICLE I

Attached as Exhibit 1 and incorporated herein by reference is the Agreement and Plan of Merger (the “Plan”) of Protective Life and Chase Life. The respective Boards of Directors of Protective Life and Chase Life adopted the Plan on September 5, 2006.

ARTICLE II

The respective sole shareholder of each of Protective Life and Chase Life adopted the Plan on September 1, 2006, with Protective Life Corporation being the sole shareholder of Protective Life casting 5,000,000 votes, the number of all of the issued and outstanding shares of Protective Life, in support of the Plan and -0- votes against the Plan; and with Protective Life Insurance Company being the sole shareholder of Chase Life casting 136,351 votes, the number of all of the issued and outstanding shares of Chase Life, in support of the Plan and -0- votes against the Plan.

ARTICLE III

Protective Life is a Tennessee corporation; its Charter is filed in Davidson County, Tennessee. Chase Life is an Illinois corporation; its Certificate of Incorporation is filed in the County of Kane, Illinois.

ARTICLE IV

The Plan and performance of its terms are duly authorized by all action required by the laws of the States of Tennessee and Illinois and by the Charter of Protective Life and the Certificate of Incorporation of Chase Life.

ARTICLE V

Provided these Articles of Merger shall have been filed with the Secretary of State of the State of Tennessee and the clerk of Davidson County, Tennessee where Protective maintains its principal place of business, these Articles of Merger shall become effective on the 1st day April of 2007.

Dated as of this 20th day of February, 2007.

PROTECTIVE LIFE INSURANCE		CHASE INSURANCE LIFE AND ANNUITY COMPANY

BY:	/s/ Richard J. Bielen	BY:	/s/ Gary Corsi
	Richard J. Bielen Executive Vice President, Chief Investment Officer and Treasurer		Gary Corsi Executive Vice President and Chief Financial Officer

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is entered into on this the 1st day of September, 2006, by and among PROTECTIVE LIFE INSURANCE COMPANY, a Tennessee life insurance corporation with its home office in Tennessee located at 1620 Westgate Circle, Suite 200, Brentwood, Tennessee 37027-8035 (hereinafter referred to as “Protective Life” or the “Surviving Corporation”), CHASE INSURANCE LIFE AND ANNUITY COMPANY, an Illinois life insurance corporation with its home office in Illinois located at 2500 Westfield Drive, Elgin, Illinois 60123-7836 (hereinafter sometimes referred to as “CILAC”), and CHASE INSURANCE LIFE COMPANY, an Illinois life insurance corporation with its home office in Illinois located at 2500 Westfield Drive, Elgin, Illinois 60123-7836 (hereinafter sometimes referred to as “CILC”) (said life insurance corporations being hereinafter sometimes collectively referred to as the “Constituent Corporations”).

RECITALS

A. CILAC is a corporation duly organized, existing and in good standing under the laws of the State of Illinois, having been incorporated in the State of Illinois on March 30, 1905, and has on the date hereof an authorized capital of 500,000 shares of common stock at $20 par value per share, of which 136,351 shares are issued and outstanding. All of the issued and outstanding shares of CILAC are owned by Protective Life.

B. CILC is a corporation duly organized, existing and in good standing under the laws of the State of Illinois, having been incorporated in the State of Illinois on July 14, 1960, and has on the date hereof an authorized capital of 20,000 shares of common stock at $200 par value per share, of which 13,300 shares are issued and outstanding. All of the issued and outstanding shares of CILC are owned by CILAC.

C. Protective Life is a corporation duly organized, existing and in good standing under the laws of the State of Tennessee, having been originally incorporated on July 24, 1907, and has on the date hereof an authorized capital of 5,000,000 shares of common stock at $1 par value per share, of which 5,000,000 shares are issued and outstanding. All of the issued and outstanding shares of Protective Life are owned by Protective Life Corporation.

D. The Board of Directors of each of the Constituent Corporations deems it advisable, fair to and in the best interest of said corporations and their stockholders that CILAC and CILC be merged with and into Protective Life as provided herein and has approved this Agreement.

E. The mergers of CILAC and CILC with and into Protective Life will satisfy Section 2 of the Plan of Tax Liquidation and/or Reorganization adopted by CILAC’s Board of Directors on August 4, 2006.

AGREEMENT

In consideration of the premises and the mutual agreements herein contained, the parties hereto, in accordance with the applicable provisions of the laws of the State of Tennessee and the State of Illinois, do hereby agree as follows:

1. Mergers. At the Effective Time, CILAC and CILC shall be merged with and into Protective Life pursuant to the laws of the State of Tennessee and the State of Illinois and the provisions of Section 332 and/or Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. From and after the Effective Time:

(a) Protective Life shall be the Surviving Corporation and shall continue to exist as a domestic stock life insurance company under the laws of the State of Tennessee. As the Surviving Corporation, Protective Life shall possess all rights, privileges, powers, franchises, and immunities of a public as well as of a private nature and be subject to all the liabilities and duties of each of the Constituent Corporations so merged, and all, and singular, of the rights, privileges, powers, franchises, and immunities of each of the Constituent Corporations and all property, real, personal, and mixed, and all debts owing on whatever account and all other things in action of or belonging to each of the Constituent Corporations shall be transferred to and vested in the Surviving Corporation without further act or deed. All property, rights, privileges, powers, franchises, and immunities and all and every other interest shall be thereafter the property of the Surviving Corporation as effectually as they were of each of the respective Constituent Corporations. In particular, without limiting the foregoing, each separate account duly established by each of the Constituent Corporations prior to the Effective Time shall, from and after the Effective Time, be a duly established separate account of the Surviving Corporation as though it had been originally established by the Surviving Corporation. However, all rights of creditors and all liens upon the property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by the lien at the time of the merger. All debts, liabilities, and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if the debts, liabilities, and duties had been incurred or contracted by it.

(b) The separate existence of the CILAC and CILC shall cease, and the property and obligations of CILAC and CILC shall become the property and obligations of the Surviving Corporation.

2. Name and State of Domicile of Surviving Corporation. At the Effective Time, the name of the Surviving Corporation shall remain Protective Life Insurance Company and the state of domicile of the Surviving Corporation shall remain the State of Tennessee.

3. Charter; Bylaws. From and after the Effective Time, the Charter, as amended, and Bylaws, as amended, of Protective Life shall continue as the Charter and Bylaws of the Surviving Corporation, until amended in accordance with the terms thereof and applicable law.

4. Directors. From and after the Effective Time, the members of the Board of Directors and the officers of Protective Life immediately prior to the Effective Time shall be the members of the Board of Directors and officers of the Surviving Corporation until their successors are duly elected and qualified under the Bylaws of the Surviving Corporation.

5. Shares of Survivor. Each share of the common stock of Protective Life issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, remain unchanged and continue to remain outstanding as one share of the common stock of the Surviving Corporation, without the issuance or exchange of new shares or share certificates, and no additional shares of the Surviving Corporation shall be issued in connection with the mergers contemplated hereby.

6. Cancellation of CILAC and CILC Shares. All shares of the common stock of CILAC and CILC issued and outstanding immediately prior to the Effective Time, such shares being owned in their entirety at such time by Protective Life and CILAC, respectively, and all rights in respect thereof, shall be cancelled at the Effective Time, and the certificates representing such shares shall be surrendered and cancelled, and no consideration shall be issued in respect thereof.

7. Approvals. This Agreement shall be submitted for adoption or approval to (i) the sole stockholder of CILAC, (ii) the sole stockholder of CILC, (iii) the sole stockholder of Protective Life, (iv) the Insurance Commissioner for the State of Tennessee, (v) the Insurance Commissioner for the State of Illinios, and (vi) the insurance regulatory authorities of other states, if any, which may require such submission. If and when all such required adoptions and approvals are obtained, the officers of each of the Constituent Corporations shall, and are hereby authorized and directed to, perform all such further acts, and execute and deliver to the proper authorities for filing all documents, as may be necessary or proper to render effective the mergers contemplated by this Agreement.

8. Abandonment of Agreement. Notwithstanding any of the provisions of this Agreement (and notwithstanding the approval or adoption of this Agreement and the transactions contemplated hereby by the stockholders of any or all of the Constituent Corporations), the Board of Directors of Protective Life, CILAC or CILC, prior to the Effective Time and for any reason they may deem sufficient and proper, shall have the power and authority to terminate this Agreement and abandon and refrain from making effective the contemplated mergers as set forth herein; in which case this Agreement shall thereby be cancelled and become null and void.

9. Effective Date and Time. Following the receipt of all adoptions and approvals required by Section 7 hereof and the effectiveness of all filings required in the State of Tennessee, the State of Illinois and any other relevant jurisdiction (other than the Certificate of Merger and the Articles of Merger (each term as hereinafter defined)), the parties hereto shall file or cause to be filed: (i) a certificate of merger (the “Certificate of Merger”) with the Director of Insurance of the State of Illinois in such form as is required by, and executed and acknowledged in accordance with, the laws of the State of Illinois and (ii) articles of merger (the “Articles of Merger”) with the relevant authorities of the States of Tennessee, in such form as is required by, and executed and acknowledged in accordance with, the laws of the State of Tennessee. The mergers of CILAC and CILC with and into Protective Life contemplated herein shall become effective at such date and time (the “Effective Time”) as the parties hereto shall agree and specify in the Certificate of Merger and the Articles of Merger, provided that the merger of CILAC with and into Protective Life shall be deemed to occur immediately prior to the merger of CILC into Protective Life.

10. In Force Policies and Agreements. Without limitation of the foregoing provisions of this Agreement, all life, annuity, health and accident insurance policies, plans, contracts and agreements issued, outstanding and in force in CILAC and CILC shall be and are hereby assumed by Protective Life at the Effective Time in accordance with the terms and under the same conditions as if such policies, plans, contracts, and agreements had continued in force in CILAC and CILC, and Protective Life shall carry out the terms of such policies, plans, contracts, and agreements and be entitled to all the rights and privileges thereof. Protective Life shall issue to the policyholders of CILAC and CILC its certificate of assumption as insureds of Protective Life within 60 days after the Effective Time.

IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement to be executed in their corporate names by their respective officers on the date first written above.

PROTECTIVE LIFE INSURANCE COMPANY

(SEAL)	/s/ Richard J. Bielen
	Name:	Richard J. Bielen
	Title:	Exec. Vice President, Chief Investment Officer and Treasurer

ATTEST:

/s/ Jerry M. Hyche
Jerry M. Hyche, Assistant Secretary

CHASE INSURANCE LIFE AND ANNUITY COMPANY

(SEAL)	/s/ Carolyn King
	Name:	Carolyn King
	Title:	Senior Vice President, Acquisitions

ATTEST:

/s/ Harriette Hyche
Harriette Hyche, Assistant Secretary

CHASE INSURANCE LIFE COMPANY

(SEAL)	/s/ Carolyn King
	Name:	Carolyn King
	Title:	Senior Vice President, Acquisitions

ATTEST:

/s/ Harriette Hyche
Harriette Hyche, Assistant Secretary

ACKNOWLEDGMENT

STATE OF ALABAMA

COUNTY OF JEFFERSON

I, the undersigned, a Notary Public, within and for the county and state aforesaid, do hereby certify that on this 1 day of September, 2006, personally appeared before me Richard Joseph Bielen and Jerry M. Hyche, who, being by me first duly sworn, declared that they are the Executive Vice President and Chief Investment Officer and Treasurer and Assistant Secretary, respectively, of Protective Life Insurance Company, that they signed the foregoing document as Executive Vice President, Chief Investment Officer and Treasurer and Assistant Secretary, respectively, of said Company, and that the statements therein contained are true.

/s/ Venzine M. Wells
Notary Public

My Commission Expires:

9/16/08

ACKNOWLEDGMENT

STATE OF ALABAMA

COUNTY OF JEFFERSON

I, the undersigned, a Notary Public, within and for the county and state aforesaid, do hereby certify that on this 1 day of September, 2006, personally appeared before me Carolyn King and Harriette Hyche, who, being by me first duly sworn, declared that they are the Senior Vice President, Acquisitions and Assistant Secretary, respectively, of Chase Insurance Life and Annuity Company, that they signed the foregoing document as Senior Vice President, Acquisitions and Assistant Secretary, respectively, of said Company, and that the statements therein contained are true.

/s/ Venzine M. Wells
Notary Public

My Commission Expires:

9/16/08

ACKNOWLEDGMENT

STATE OF ALABAMA

COUNTY OF JEFFERSON

I, the undersigned, a Notary Public, within and for the county and state aforesaid, do hereby certify that on this 1 day of September, 2006, personally appeared before me Carolyn King and Harriette Hyche, who, being by me first duly sworn, declared that they are the Senior Vice President, Acquisitions and Assistant Secretary, respectively, of Chase Insurance Life Company, that they signed the foregoing document as Senior Vice President, Acquisitions and Assistant Secretary, respectively, of said Company, and that the statements therein contained are true.

/s/ Venzine M. Wells
Notary Public

My Commission Expires:

9/16/08